Exhibit 99.2

Global Axcess Corp Appoints Kevin L. Reager

Chief Executive Officer

Industry Veteran and Internationally Recognized Expert on the

ATM/Debit Card Industries to Lead Global Axcess

JACKSONVILLE, Fla., August 20, 2012 /PRNewswire-FirstCall/ — Global Axcess Corp (OTC Bulletin Board: GAXC - News; the "Company"), an independent provider of self-service kiosk solutions, today announced the appointment of Kevin L. Reager to the position of President, Chief Executive Officer and Director, effective August 21, 2012. Mr. Reager replaces Lock Ireland, who will remain on the board of directors.

Mr. Reager has extensive experience in the ATM/debit card industries. Most notably, he held senior management positions with eFunds Corporation, a U.S.-based, billion dollar NYSE listed technology company. While there, he was instrumental in stabilizing the largest non-bank ATM program in the United States and Canada and led the successful sale of the portfolio. In addition, as the executive responsible for the domestic ATM and Processing business of eFunds India, he led the integration of a major acquisition and executed the largest third party ATM servicing agreement in India. He also worked on corporate acquisitions in the United Kingdom, Canada and the United States and consulted on several ATM projects in Latin America and continental Europe.

Previously, Mr. Reager spent 15 years with Bank of America in various retail delivery, finance and technology roles. Under his leadership, the number of non-banking center ATMs grew from 1,500 to over 8,000 ATMs. More recently, he held the position of CEO of Innovus, Inc., a U.S.-based processor of debit and pre-paid card transactions. In this role, he led Innovus to the largest deployment agreement and annual organic growth in the company’s history. Mr. Reager is a Certified Public Accountant (inactive status) and began his career with Peat Marwick and Mitchell CPA’s (now KPMG). He is an internationally recognized expert on the ATM / Debit Card industries having spoken at industry conferences throughout the world.

“We are fortunate to attract an executive of the caliber and background of Kevin, who has previous CEO experience and a tremendous amount of expertise in the ATM industry,” commented Joseph M. Loughry III, Chairman of the Board of Directors. “At eFunds, he demonstrated his strategic skills when he stabilized and then led the sale of the $150 million ATM division. Besides that achievement, he has an impressive array of accomplishments at eFunds and Bank of America. His ability to monetize ATM programs and portfolios will serve Global Axcess well going forward. He has already been working with our board on a consulting basis and has made numerous contributions as we work to turn around the business.”

“It has been my pleasure to work with the fully engaged Global Axcess board, and the competent and motivated employees for the last month, prior to my appointment as CEO,” commented Mr. Reager. “We currently face challenges and opportunities as we pursue the stabilization of the Company and seek the best alternatives to maximizing shareholder value but we are united and committed to this goal. I look forward to the opportunity to lead this effort.”

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of self-service kiosk services in the United States. The Company provides turnkey ATM and other self-service kiosk management solutions that include cash and inventory management, project and account management services. Global Axcess Corp currently owns, manages or operates more than 5,200 ATMs and DVD kiosks in its national network spanning 43 states.  For more information on the Company, please visit http://www.globalaxcess.biz.  For more information on Nationwide Money Services, please visit http://www.nationwidemoney.com.

Investor Relations Contacts:

Michael Loiacono

IR@GAXC.biz

Hayden IR:

Brett Maas or Jeff Stanlis: (646) 536-7331

Brett@haydenir.com / Jeff@haydenir.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

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7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz